Exhibit 10.32

Second Amendment

To

2012 Receiver Agreement

Between

EchoStar Technologies L.L.C.

and

EchoSphere L.L.C.

This Second Amendment (this “Amendment”) to that certain 2012 Receiver Agreement by and between EchoStar Technologies L.L.C. (“ETLLC”) and EchoSphere L.L.C. (“Licensee”) dated January 1, 2012 (the “Agreement”), as amended by that certain First Amendment dated as of November 7, 2012 (the “First Amendment”), is made as of this 4th day of November, 2015. Hereinafter, ETLLC and Licensee may be referred to individually as a “Party” or collectively as the “Parties.”

WHEREAS, the term of the Agreement expires December 31, 2015; and

WHEREAS, the Parties now desire to amend the Agreement to extend the term of the Agreement for an additional one (1) year;

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                                      Term.                Section 10.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

This Agreement shall commence on the date first written above and shall continue until December 31, 2016 (the “Term”).

2.                                      No Other Amendment. Except as expressly set forth herein, all of the terms and conditions of the Agreement shall remain in full force and effect, without any change whatsoever.

3.                                      Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument. Facsimile signatures and electronically scanned signatures shall be deemed originals.

4.                                      Capitalized Terms. Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Agreement.

5.                                      Conflict. In the event there is any conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment will prevail.

6.                                      Entire Agreement. The Agreement, including any Exhibits or Attachments to the Agreement, the First Amendment and this Amendment constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, oral or written, between the Parties concerning the subject matter hereof. No modification or amendment of the terms of the Agreement or this Amendment shall be effective except by a writing executed by both Parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Amendment as of the date and year first above written.

ECHOSTAR TECHNOLOGIES L.L.C.

By:	/s/ David J. Rayner
Name: David J. Rayner
Title: Executive Vice President, Chief Financial Officer and Treasurer

ECHOSPHERE L.L.C.

By:	/s/ Steven E. Swain
Name: Steven E. Swain
Title: Senior Vice President and Chief Financial Officer

Signature Page to the Second Amendment to the 2012 Receiver Agreement